SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): March 25, 1998

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                1-9466 13-3216325
           (Commission File Number) (IRS Employer Identification No.)


                            3 World Financial Center
                            New York, New York   10285
                        (Address of principal   (Zip Code)
                          executive offices)

                    Registrant's telephone number, including
                            area code: (212) 526-7000

Item 5.  Other Events


First Quarter Earnings

         On March 25, 1998, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its first quarter 1998 earnings (the "Earnings Release").

         Copy of the Earnings Release follows.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  The following Exhibits are filed as part of this Report.


                       99.1   Press Release Relating to First Quarter 1998
                              Earnings

                       99.2   Consolidated Statement of Operations
                              (Three Months Ended February 28, 1998)
                              (Preliminary and Unaudited)

                       99.3   Selected Statistical Information




     The Exhibit Index to this Report is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               LEHMAN BROTHERS HOLDINGS INC.



                                               By:  /s/ Charles B. Hintz
                                               Charles B. Hintz
                                               Chief Financial Officer
                                                (Principal Financial Officer)



Date:  March 25, 1998

                                  EXHIBIT INDEX



Exhibit No                          Exhibit


Exhibit 99.1                        Press Release Relating to
                                    First Quarter 1998 Earnings

Exhibit 99.2 Consolidated Statement of Operations (Three Months Ended February 28, 1998) (Preliminary and Unaudited)


Exhibit 99.3                        Selected Statistical Information

                                                            Exhibit 99.1

[GRAPHIC OMITTED]


For Immediate Release                MEDIA CONTACT:      William J. Ahearn
                                                         (212) 526-4379

                                     INVESTOR CONTACT:   Shaun Butler
                                                         (212) 526-8381




                             LEHMAN BROTHERS REPORTS
                     FIRST QUARTER EARNINGS OF $187 MILLION,
                          UP 30 PERCENT FROM A YEAR AGO




NEW YORK, March 25, 1998 -- Lehman Brothers Holdings Inc. (NYSE: LEH) today reported net income of $187 million, or $1.44 per common share (diluted), for the first quarter ended February 28, 1998. Net income increased by 30 percent over the $144 million reported for the first quarter of fiscal 1997. Net income per share increased by 24 percent from $1.16 (diluted) in the year-ago quarter. On an earnings-per-share basis, the fiscal 1998 first quarter was the best in the Firm's history.

"The first quarter was another  excellent one for Lehman Brothers," said Richard
S. Fuld, Jr., Chairman and Chief Executive Officer. "Despite seasonal lulls in trading and underwriting that extended well into January, the full quarter reflected the across-the-board strength we have seen in our major businesses for the past year-and-a-half. The Firm's earnings momentum and profitability increased significantly throughout the quarter."

                                    - more -

                                                      First Quarter 1998/page 2

Net revenues (total revenues less interest expense) for the first quarter were $1.045 billion, an increase of 13 percent from $925 million in the first quarter of fiscal 1997. Mr. Fuld noted that the Firm's revenue gains in the first quarter reflected continued strong performance in a number of its higher-margin businesses, such as mergers and acquisition advisory, equity trading, derivatives, mortgages and real estate, and high yield trading and origination.

Non-interest expenses for the quarter were $770 million, compared with $706 million in the fiscal 1997 first quarter. Nonpersonnel expenses in the fiscal 1998 quarter were $240 million, an increase of 1.3 percent from the previous year's first quarter. Reflecting the Firm's continued successful focus on expense management, nonpersonnel expenses as a percentage of net revenues decreased to 23 percent from 25.6 percent a year ago. Compensation and benefits as a percentage of net revenues remained at 50.7 percent for the 12th successive quarter.

For the 1998 first quarter, the Firm's pre-tax operating margin was 26.3 percent, compared with 23.7 percent in the fiscal year-ago first quarter. Return on common equity increased to 17.6 percent for the quarter ended February 28, 1998, compared with 16.1 percent a year ago. For all of fiscal 1997, pre-tax operating margin was 24.2 percent; return on common equity was 17 percent.

As of February 28, 1998, Lehman Brothers stockholders' equity was $4.683 billion and total capital (stockholders' equity and long-term debt) was $28.597 billion. Book value per common share was $34.56.

Lehman Brothers is a global investment bank with leadership positions in corporate finance advisory services, municipal finance, and fixed income and equity sales, trading, and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.

                                      # # #

                                                            Exhibit 99.2
LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                 Three Months Ended                         Percentage of
                                                         February 28               February 28               Dollar Change
                                                            1998                      1997                     Inc/(Dec)
                                                       --------------             -------------            -------------
Revenues:
    Principal transactions                               $   423                    $    346                     22%
    Investment banking                                       348                         240                     45
    Commissions                                              117                          97                     21
    Interest and dividends                                 3,674                       3,278                     12
    Other                                                     18                          38                    (53)
                                                        --------                    --------
       Total revenues                                      4,580                       3,999                     15
    Interest expense                                       3,535                       3,074                     15
                                                           -----                       -----
       Net revenues                                        1,045                         925                     13
                                                          ------                      ------
Non-interest expenses:
    Compensation and benefits                                530                         469                     13
    Brokerage, commissions and clearance fees                 54                          57                     (5)
    Professional services                                     42                          41                      2
    Occupancy and equipment                                   36                          35                      3
    Communications                                            36                          34                      6
    Business development                                      26                          25                      4
    Depreciation and amortization                             22                          22
    Other                                                     24                          23                      4
                                                         -------                     -------
       Total non-interest expenses                           770                         706                      9
                                                          ------                      ------
Income before taxes                                          275                         219                     26
    Provision for income taxes                                88                          75                     17
                                                         -------                     -------
Net income                                                $  187                      $  144                     30
                                                          ======                      ======
Net income applicable to common stock                     $  180                      $  138                     30
                                                          ======                      ======


Average shares
  Basic                                                    120.6                       117.0
                                                           =====                       =====
  Diluted                                                  124.8                       119.1
                                                           =====                       =====

Earnings per common share
  Basic                                                   $ 1.49                      $ 1.18
                                                          ======                      ======
  Diluted                                                 $ 1.44                      $ 1.16
                                                          ======                      ======


                                                                  Exhibit 99.3

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)


                                                                     Quarters Ended                               Twelve Months
                                       2/28/98          11/30/97         8/31/97         5/31/97         2/28/97        1997
                                       -------          --------         -------         -------         -------        ----
Income Statement
Net Revenues                           $1,045             $1,023           $1,071         $  854          $  925         $3,873
Non-Interest Expenses:
  Compensation and Benefits               530                519              543            433             469          1,964
  Nonpersonnel Expenses                   240                239              247            249             237            972
Net Income                                187                185              197            121             144            647
Net Income Applicable to
   Common Stock                           180                160              160            114             138            572
Earnings per Common Share (a)
   Basic                                $1.49              $1.34            $1.34          $0.97           $1.18          $4.84
   Diluted                              $1.44              $1.30            $1.30          $0.95           $1.16          $4.72

Financial Ratios (%) (b)
Return on Common Equity
   (annualized)                          17.6               18.3             20.5           12.8            16.1           17.0
Pretax Operating Margin                  26.3               25.9             26.2           20.2            23.7           24.2
Compensation & Benefits/
   Net Revenues                          50.7               50.7             50.7           50.7            50.7           50.7
Effective Tax Rate                       32.0               30.0             30.0           30.0            34.0           30.9

Balance Sheet
Total Assets                         $176,000           $151,705         $147,894       $145,118        $149,493
Total Assets Excluding
   Matched Book (c)                   124,000            108,099          104,626        105,025         114,474
Common Stockholders' Equity             4,175              4,015            3,795          3,630           3,504
Total Stockholders' Equity              4,683              4,523            4,303          4,138           4,012
Total Capital (long-term debt
plus stockholders' equity)             28,597             24,784           23,207         22,083          21,308

Book Value per Common Share (d)         34.56              33.39            31.86          30.67           29.76


Other Data (#s)
Employees                               8,314              8,340            8,190          7,788           7,602
Common Stock Outstanding (e)      118,551,437        116,612,074      101,939,516    101,541,385     101,263,173
Average Shares
   Basic                          120,638,144        118,976,492      118,722,434    118,009,833     116,994,151     118,162,896
   Diluted                        124,797,348        123,003,138      122,363,228    120,420,733     119,085,890     121,064,929



(a) Effective December 1997, basic and diluted earnings per share replaced the primary and fully diluted calculations in accordance with Statement of Financial Accounting Standards No. 128.
(b) Financial ratios exclude the severance charge and the dividend on the Company's Redeemable Voting Preferred Stock.
(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(d) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.
(e) The increase at 11/30/97 represents the establishment of a trust to provide common stock voting rights to employees who hold restricted stock units. The establishment of the trust did not impact the total number of shares used in the computation of earnings per common share.